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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in this Registration Statement on Form S-1
(File No. 333-    ) of our reports dated November 19, 1999, relating to the
consolidated financial statements of iOwn Holdings, Inc. which appear in such Registration Statement. We also consent to the references to us under the caption "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP
                                          PricewaterhouseCoopers LLP

San Francisco, California
December 23, 1999